UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2025

 Broadcom Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3421 Hillview Avenue
Palo Alto,	California	94304
(Address of principal executive offices including zip code)
(650)	427-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Broadcom Inc. (“Broadcom”) held its 2025 Annual Meeting of Stockholders on April 21, 2025 (the “2025 Annual Meeting”). At the 2025 Annual Meeting, Broadcom stockholders voted on the following matters and cast their votes as set forth below:

(1)The nine nominees were elected to serve as directors of Broadcom until the next annual meeting of stockholders or until their successors have been elected:

Name	For	Against	Abstain	Broker Non-Votes
Diane M. Bryant	3,639,441,896	24,472,502	4,239,647	437,172,957
Gayla J. Delly	3,636,182,471	25,742,825	6,228,749	437,172,957
Kenneth Y. Hao	3,652,775,806	11,057,603	4,320,636	437,172,957
Eddy W. Hartenstein	3,610,591,597	53,111,357	4,451,091	437,172,957
Check Kian Low	3,621,477,655	40,359,204	6,317,186	437,172,957
Justine F. Page	3,651,952,245	11,950,192	4,251,608	437,172,957
Henry Samueli, Ph.D.	3,590,033,324	74,069,045	4,051,676	437,172,957
Hock E. Tan	3,652,399,652	11,863,809	3,890,584	437,172,957
Harry L. You	3,326,645,289	337,162,605	4,346,151	437,172,957

(2)A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 2, 2025 was approved:

For	Against	Abstain	Broker Non-Votes
4,040,418,924	61,661,153	3,246,925	0

(3)An advisory vote to approve the named executive officer compensation was approved:

For	Against	Abstain	Broker Non-Votes
3,387,380,526	274,703,048	6,070,471	437,172,957

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 22, 2025

Broadcom Inc.

By:	/s/ Kirsten M. Spears
Name:	Kirsten M. Spears
Title:	Chief Financial Officer and Chief Accounting Officer